UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 20, 2007

PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	033-36383	94-2723335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Prospect Street, Suite 301, La Jolla, California 92037

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(858) 456-6022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01	Other Events

This Form 8-K is being filed for purposes of updating the description of capital stock of PICO Holdings, Inc. (the “Company”) contained in the Company’s registration statement on Form 8-A (as may be amended), as filed with the United States Securities and Exchange Commission on August 24, 1990. The following description of the Company’s capital stock does not purport to be complete and should be reviewed in conjunction with its amended and restated articles of incorporation, as amended (the “Articles of Incorporation”), and its bylaws. A form of the Company’s common stock certificate is also attached as Exhibit 4.1 and is incorporated herein by reference.

Description of Capital Stock

The Company is authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. Subject to the approval of the Company’s shareholders at its annual meeting, the Company’s board of directors has approved of an amendment to the Company’s Articles of Incorporation, which authorizes the Company to issue up to 5,000,000 preferred shares, par value $0.01 per share.

Voting

For all matters submitted to a vote of shareholders, each holder of common stock is entitled to one vote for each share registered in the shareholder’s name. Cumulative voting for the election of directors is specifically authorized by the Company’s bylaws. Under cumulative voting for the election of directors, upon a proper and timely request by a shareholder, each shareholder is entitled to cast a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected. The votes may be cast for one or more candidates. Thus, under cumulative voting, a majority of the outstanding shares will not necessarily be able to elect all of the directors, and minority shareholders may be entitled to greater voting power with respect to election of directors than if cumulative voting did not apply.

Dividends

Holders of common stock are entitled to share ratably in any dividends declared by the Company’s board of directors. Dividends consisting of shares of common stock may be paid to holders of shares of common stock or cash.

Liquidation and Dissolution

If the Company liquidates or dissolves, the holders of the Company’s common stock will be entitled to share ratably in all the assets that remain after liabilities of the Company are paid.

Other Rights and Restrictions

Holders of the Company’s common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. The common stock of the Company is not subject to redemption by the Company. The Company’s Articles of Incorporation and bylaws do not restrict the ability of a holder of common stock to transfer its shares of common stock.

Preferred Stock

Subject to the approval of the Company’s shareholders, an amendment to the Company’s Articles of Incorporation will allow the Company to issue preferred stock from time to time. The board of directors will have the authority to provide for the issuance of the preferred stock in one or more series, and by filing a certificate pursuant to California corporate law, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof. The board of directors, without shareholder approval, will be able to issue preferred stock with voting and conversion rights that could adversely affect the voting power or other rights of the holders of the common stock, and the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements And Exhibits

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Certificate of PICO Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the United States Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.

Date: November 20, 2007	By:	/s/ Maxim C.W. Webb
Maxim C. W. Webb
Chief Financial Officer and Treasurer